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                                                                      EXHIBIT 1
                                    AGREEMENT

          Pursuant to Rule 13d-1(f) under the Securities Exchange Act of 1934 (the "Exchange Act"), the undersigned hereby acknowledge and agree that the
Schedule 13D relating to the February 29, 1996 transaction in the Common Stock of TENERA, Inc. to which this agreement is attached as Exhibit 1 is filed pursuant to the Exchange Act with the Securities and Exchange Commission and the American Stock Exchange on behalf of each of the undersigned.

Harvey E. Wagner

/S/ Harvey E. Wagner
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Signature

March 7, 1996
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Date

Incline Village Investment Group Limited Partnership, a Georgia limited partnership

By: /S/Leslie K. Wagner
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    Leslie K. Wagner, General Partner

March 7, 1996
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Date























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